SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2003 Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000-50303 (Commission File	32-0072578 (I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

15300 Centennial Drive, Northville, Michigan 48167 (Address of principal executive offices) (Zip Code)

(734) 737-5000 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure

See Item 12 below.

Item 12.   Results of Operations and Financial Condition.

Hayes Lemmerz International, Inc. released its second quarter 2003 earnings on September 15, 2003. The earnings release is attached as Exhibit 99.1 to this report. The information contained in this report and Exhibit 99.1 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hayes Lemmerz International, Inc. specifically incorporates the information by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
General Counsel & Secretary
Dated: September 15, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Hayes Lemmerz International, Inc. 2nd Quarter 2003 Earnings Release